Exhibit 10.20

TERRAN ORBITAL CORPORATION
NOTICE OF GRANT OF SUBSTITUTE
RESTRICTED STOCK UNITS

(U.S. Participants)

Terran Orbital Corporation (f/k/a Tailwind Two Acquisition Corp.), a Delaware corporation (together with any successor thereto, the “Company”), has granted to the Participant (named below) this award of Restricted Stock Units (this “Award”) pursuant to the terms of the Company’s 2021 Omnibus Incentive Plan (as may be amended or restated from time to time, the “Plan”), this Notice of Grant of Substitute Restricted Stock Units (“Grant Notice”) and the Company’s Substitute Restricted Stock Units Agreement to which this Grant Notice relates (the “Award Agreement”). In accordance with the Merger Agreement (as defined in the Plan), this Award substitutes and restates in its entirety the Participant’s previous restricted stock unit award corresponding to this Award (the “Previous Award”) granted under the Amended and Restated Terran Orbital Corporation 2014 Equity Incentive Plan, and the applicable grant notice and award agreement thereunder, on the Date of Original Grant set forth below.

Each Unit (as defined below) granted pursuant to this Award represents the right to receive on the applicable Settlement Date (as defined below) one (1) Share, as set forth below and in the Plan and Award Agreement. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such term in the Plan or Award Agreement, as applicable.

Participant:		Employee ID:
Date of Grant:
Date of Original Grant:	_____________________
Total Number of Units:	(each, a “Unit”), subject to adjustment as provided by the Award Agreement and the Plan.
Expiration Date:	The seventh (7th) anniversary of the Date of Original Grant.
Vesting Start Date:	___________
Vested Units:

The vesting of each Unit requires the satisfaction of both the Service Condition (as defined below) and Liquidity Event Condition (as defined below) on or before the Expiration Date. Each Unit will vest and become non-forfeitable on the first date (the “Vesting Date”) on which both of the Service Condition and Liquidity Event Condition have been satisfied with respect to such Unit on or before the Expiration Date, provided that, except as otherwise provided by the Award Agreement, the Participant’s Continuous Service has not Terminated before the applicable Vesting Date, as determined by the Board:

- Service Condition:

The Service Condition will be satisfied for a portion of the Total Number of Units (as defined above) by the Participant’s Continuous Service through the applicable date, as follows, provided that the Participant’s Continuous Service has not been Terminated prior to the applicable Service Date (as defined below):

	Service Date	Portion of Units for which Service Condition Satisfied
	___________	___%
	___________	___%
	___________	___%
	___________	___%
- Liquidity Event Condition:	The Liquidity Event Condition has already been satisfied as of the Date of Grant.
Settlement Date:

Except as provided by the Award Agreement, the Settlement Date with respect to each Unit shall be within thirty (30) days following the Vesting Date applicable to such Unit; provided, however, that if the Liquidity Event Condition is satisfied by an effective Initial Public Offering, then the Settlement Date for any Unit that vests and becomes non-forfeitable prior to the lapsing of any lock-up period described in Section 12 of the Award Agreement shall be the first to occur of (i) the date on which such lock-up period lapses and (ii) a date determined by the Board, which, in each of (i) and (ii), shall be no later than the 15th day of the third month following the end of the Applicable Year in which the Unit vests and is non-forfeitable. For this purpose, “Applicable Year” means the calendar year or the Company’s fiscal year, whichever year ends later.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that (i) this Award is governed by this Grant Notice and by the provisions of the Award Agreement and the Plan, both of which are made a part of this document, and (ii) this Award substitutes and restates the Previous Award in its entirety. The Participant acknowledges that copies of the Plan and the Award Agreement are available on the Company’s internal website and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of this Grant Notice, the Award Agreement and the Plan, and hereby accepts this Award subject to all of the terms and conditions thereof.

TERRAN ORBITAL CORPORATION	PARTICIPANT

By:
[Officer Name]	Signature
[Officer Title]
Date
Address:
Address

ATTACHMENTS: Terran Orbital Corporation 2021 Omnibus Incentive Plan, and
Terran Orbital Corporation Substitute Restricted Stock Units Agreement

TERRAN ORBITAL CORPORATION

SUBSTITUTE

RESTRICTED STOCK UNITS AGREEMENT

(U.S. Participants)

Terran Orbital Corporation, a Delaware corporation (together with any successor thereto, the “Company”), has granted to the Participant named in the Notice of Grant of Substitute Restricted Stock Units (the “Grant Notice”), to which this Substitute Restricted Stock Units Agreement (this “Agreement”) is attached, an award consisting of Restricted Stock Units (each, a “Unit”) subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Terran Orbital Corporation 2021 Omnibus Incentive Plan (as may be amended or restated from time to time, the “Plan”), the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, and the Plan, (b) accepts and understands that the Award substitutes and restates in its entirety the Participant’s Previous Award (as defined in the Grant Notice) and (c) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan. As such, the Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.
Definitions and Construction.
1.1
Definitions. Capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan, as applicable, unless otherwise defined herein or as follows:
(a)
“Administrator” means the “Committee” as defined in the Plan.
(b)
“Continuous Service” means the Participant’s continuous employment or service, as applicable, with the Service Recipient, unless and until incurring a Termination.
(c)
“Termination” (or the corollary “Terminated”) has the meaning of “Termination” as set forth in the Plan.
(d)
“Units” mean the Restricted Stock Units granted pursuant to the Award, as adjusted from time to time pursuant to Section 8 or the Plan.
1.2
Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.
Administration.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Administrator. All such determinations by the Administrator shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Administrator in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Subject to those rules which the Administrator may adopt, and except where prohibited by Section 16 of the Exchange Act or other applicable law or exchange rule, any person designated by the Board as an officer of the Company (an “Officer”) shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.
The Award.
3.1
Grant of Units. On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Total Number of Units set forth in and defined in the Grant Notice, subject to adjustment as provided in Section 8 and the Plan. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) Share, subject to the terms of the Grant Notice, this Agreement and the Plan.
3.2
No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or Shares issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to, or for the benefit of, the Company or its Affiliates. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to, or for the benefit of, the Company or its Affiliates having a value not less than the par value of the Shares issued upon settlement of the Units.
3.3
Termination of the Award. The Award shall terminate upon the first to occur of (a) the date of Termination of the Participant’s Continuous Service for “Cause” (as defined in the Plan) prior to the applicable Vesting Date (as defined in and set forth in the Grant Notice) and, to the extent unvested, on the date of the Termination of the Participant’s Continuous Service other than for Cause, (b) to the extent unvested, the Expiration Date (as defined in the Grant Notice), (c) a Change in Control (as defined in the Plan) to the extent the Award is settled in connection with the Change in Control as contemplated under Section 10 of the Plan, or (d) the final settlement of all Units that vest and become non-forfeitable pursuant to the terms and conditions of the Grant Notice, this Agreement and the Plan, and in accordance with Section 5.
4.
Vesting of Units; Termination of Continuous Service.
4.1
Normal Vesting. Units acquired pursuant to this Agreement shall vest and become non-forfeitable as described in the Grant Notice. For purposes of determining the number of Units that vest and become non-forfeitable following a Change in Control, credited Continuous Service shall include all service with the Company or an Affiliate at the time service is rendered.

4.2
Termination of Continuous Service for Cause. If the Participant’s Continuous Service is Terminated for Cause at any time prior to the applicable Vesting Date, then all Units subject to the Award (whether vested or unvested) shall be forfeited and automatically canceled immediately upon the Participant’s Termination.
4.3
Termination of Continuous Service other than for Cause. If the Participant’s Continuous Service Terminates for any reason other than for Cause, whether voluntary or involuntary (including the Participant’s death or Disability (as defined in the Plan)), then the Participant shall forfeit to the Company any Units pursuant to the Award which remain unvested as of the date of the Participant’s Termination.
5.
Settlement of the Award.
5.1
Issuance of Shares. Subject to the provisions of Section 6.3, the Company shall issue one (1) Share to the Participant within thirty (30) days of the applicable Vesting Date with respect to each Unit that vests and becomes non-forfeitable on such date (such date of settlement, an “Original Settlement Date”); provided, however, that if the tax withholding obligations of the Company, or its Affiliate, if any, will not be satisfied by the share withholding method described in Section 6.3 and the Original Settlement Date would occur on a date on which a sale by the Participant of the Shares to be issued in settlement of the Units that vested and became non-forfeitable would violate any written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by directors, officers, employees or other service providers who may possess material, nonpublic information regarding the Company or its securities, as in effect from time to time (the “Trading Compliance Policy”), that Investor Rights Agreement, dated October 28, 2021 (the “Investor Rights Agreement”) or any other lockup agreements entered into in connection with an underwritten Public Offering, then the Settlement Date for such vested Units shall be deferred until the next day on which the sale of such shares would not violate the Trading Compliance Policy or the Investor Rights Agreement or any such lockup agreement, but in any event, shall be on or before the fifteenth (15th) day of the third calendar month following calendar year in which the applicable Vesting Date occurred. Shares issued in settlement of Units shall not be subject to any restriction on transfer other than any such restrictions set forth in the Grant Notice or as may be required pursuant to Section 6.3, Section 7 or the Company’s Trading Compliance Policy.
5.2
Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all Shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such Shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, if applicable, a certificate for the Shares acquired by the Participant may be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
5.3
Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of Shares upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
5.4
Fractional Shares. The Company shall not be required to issue fractional Shares upon the settlement of the Award.
6.
Tax Withholding.
6.1
In General. At the time the Grant Notice is executed, or at any time thereafter as requested by the Company or its Affiliate, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Company or its Affiliate, if any, which arise in connection with the Award, the vesting of Units or the issuance of Shares in settlement thereof. The Company shall have no obligation to deliver Shares until the tax withholding obligations of the Company and its Affiliates, as applicable, have been satisfied by the Participant.
6.2
Assignment of Sale Proceeds. Subject to compliance with applicable law and the Company’s Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Company’s, or its Affiliate’s, tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Units.
6.3
Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of the Company’s, or its Affiliate’s, tax withholding obligations by deducting from the Shares otherwise deliverable to the Participant in settlement of the Award a number of whole Shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, equal to such tax withholding obligations. Any determination by the Company with respect to whether to permit the withholding of Shares to satisfy the tax withholding obligation shall be made by the Administrator if the Participant is subject to Section 16 of the Exchange Act.
7.
Effect of Change in Control.

In the event of a Change in Control, the Award shall be subject to and treated as set forth in the Plan and any applicable provisions of the Grant Notice.

8.
Adjustments for Changes in Capital Structure.

In the event of a change in the capital structure of the Company, the Award shall be subject to and treated as set forth in Section 10 of the Plan.

9.
Rights as a Stockholder, Director, Employee or Consultant.

The Participant shall have no rights as a stockholder with respect to any Shares which may be issued in settlement of this Award until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 8 or in the Plan. If the Participant is an employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company (or its Affiliate) and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Continuous Service of the Company or its Affiliates, or interfere in any way with any right of the Company or its Affiliate to Terminate the Participant’s Continuous Service at any time.

10.
Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions or other restrictions (such as transfer restrictions) on all certificates or book entries representing Shares issued pursuant to the Units under this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

11.
Compliance with Section 409A.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in compensation that constitutes nonqualified deferred compensation within the meaning of Section 409A (“Section 409A Deferred Compensation”) shall comply in all respects with the applicable requirements of Section 409A of the Code (“Section 409A”) (including applicable regulations or other administrative guidance thereunder, as determined by the Administrator in good faith) to avoid the unfavorable tax consequences provided therein for non‑compliance. In connection with effecting compliance with or an exemption from Section 409A, the following shall apply:

11.1
Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Continuous Service which constitutes Section 409A Deferred Compensation shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”). Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no Section 409A Deferred

Compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh (7th) month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.
11.2
Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.
11.3
Installment Payments. It is the intent that any right of Participant to receive installment payments (within the meaning of Section 409A) with respect to the Units subject to this Agreement shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.
11.4
Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with or be exempt from the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company and each of its Affiliates, and each of their respective directors, officers and stockholders, from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.
11.5
Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.
12.
Lock-Up Agreement.

The Participant hereby agrees that in the event of any underwritten public offering of Shares, including an initial public offering of Shares or any subsequent primary underwritten offering (a “Public Offering”), made by the Company pursuant to an effective registration statement filed under the Securities Act, the Participant shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any Shares of the Company or any rights to acquire Shares of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time may not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering; or, upon the request of the Company or the underwriter, such longer period as necessary to permit compliance with FINRA Rule 2241 or any successor provisions or amendments thereto. The Participant hereby agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within a reasonable timeframe if so requested by the Company.

13.
Miscellaneous Provisions.
13.1
Termination or Amendment. The Plan or this Agreement may be amended or terminated pursuant to the terms of Section 3 or Section 17 of the Plan or as otherwise permitted under this Agreement or the Plan; provided, however, that except as provided in Section 7 of this Agreement or Section 10 of the Plan, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A. No amendment or addition to this Agreement shall be effective unless in writing.
13.2
Nontransferability of the Award. Prior to the issuance of Shares on the applicable Settlement Date, neither this Award nor any Units subject to this Award (or Shares underlying such Units) shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
13.3
Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
13.4
Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
13.5
Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company or its Affiliate, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a)
Description of Electronic Delivery and Signature. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. Any and all such documents and notices may be electronically signed.
(b)
Consent to Electronic Delivery and Signature. The Participant acknowledges that the Participant has read Section 13.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 13.5(a). The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third-party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.5(a).
13.6
Integrated Agreement. The Grant Notice, this Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Company (together with its Affiliates), with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company (together with its Affiliates) with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.
13.7
Applicable Law. This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.
13.8
Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.